Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the annual report of Red Cat Holdings, Inc. (the “Company”) on Form 10-K/A for the year ended April 30, 2022 filed with the Securities and Exchange Commission (the “Report”), I, Joseph Hernon, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Joseph Hernon
Name:	Joseph Hernon
Title:	Principal Financial Officer
Date:	August 15, 2022

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.